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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into the Cardinal Health, Inc.'s previously filed S-8 Registration Statement (No.333-71727) for the Allegiance Retirement Plan.




Arthur Andersen LLP

Chicago, Illinois
June 16, 2000